EXHIBIT 99.1

Additional Information about the Merger and Where to Find It

In connection with its proposed merger with Vela Pharmaceuticals Inc., Pharmos has filed a preliminary proxy statement and other relevant materials with the Securities and Exchange Commission (SEC) relating to a meeting of shareholders.  Investors and security holders of Pharmos are urged to read these materials when they become available because they will contain important information about Pharmos, Vela and the merger.  The proxy statement and other relevant materials (when they become available), and any other documents filed by Pharmos with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Pharmos by directing a written request to: Pharmos Corporation, 99 Wood Avenue South, Suite 311, Iselin, New Jersey 08830, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Pharmos and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Pharmos in connection with the merger.  Information about those executive officers and directors of Pharmos and their ownership of Pharmos’ common stock is set forth in Pharmos’ Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Pharmos’ executive officers and directors in the merger by reading the preliminary proxy statement and other information when it becomes available.

GLOBES article, May 29, 2006:

Who is Lloyd Miller?

And why is he a threat to Pharmos chief Dr. Haim Aviv?

Gitit Pincas 29 May 06 17:25

When the CEO of a company makes an important strategic move, such an acquisition or a share offering, he hopes for the best possible outcome. He hopes that the company shareholders will think that the move is an excellent one, demonstrating the CEO’s management skill, that the share price will rise, and, the course of time, that everyone will ultimately be awed at his genius in leading the company in this direction. What vision! How he gambled that the acquisition would be successful, won the whole pot, and made the shareholders happy.

But the word “shareholders” covers many kinds of investors: large institutions, small institutions, US investors, Israeli investors (in the case of Israeli companies), involved investors and uninterested ones, long-term investors, and investors seeking a quick buck. Obviously, it’s impossible to satisfy them all. One man who has personally undergone this problem in recent weeks is Pharmos Corp. (Nasdaq: PARS) chairman and CEO Dr. Haim Aviv.

Well, you might say, criticism from investors is nothing new for Aviv, especially since the shattering failure in late 2004 of dexanabinol, the head trauma treatment meant for a billion-dollar market. The hope had been to create an international commercial biopharmaceutical company, but that dream is gone. Criticism also came in the form of class action suits that Pharmos is still dealing with. However, this time the criticism is not reflected in the sale of Pharmos shares or lawsuits. There is an investor making a lot of noise: please meet Lloyd Miller III, of Florida.

The agenda of the “new leadership committee”

Pharmos is a drug discovery and development company, with a focus on neurology and inflammations. Although without revenue, for many months the company has said that it is actively seeking pharmaceutical activities for acquisition. The hope is to find a drug undergoing promising Phase II clinical trials, in order to increase the chance of achieving commercialization more quickly. In mid-March 2006, Pharmos announced that it had found what it was looking for in Vela Pharmaceuticals Inc. of New Jersey.

Pharmos will acquire Vela for an initial payment of $5 million in cash, plus the issue of 11.5 million Pharmos shares (at $2.15 per share), for a total of $29.7 million. Later, Pharmos will issue 8 million additional shares, contingent on achieving specific clinical milestones. Pharmos has a market cap of $45 million.

Vela develops drugs for the treatment of intestinal syndromes, especially irritated bowel syndrome. In contrast to other drugs, Vela’s drug treats this problem via the brain and central nervous system, rather than directly treating the intestine. In the next few weeks, the company will commence Phase IIb clinical trials of its drug, following the successful completion of Phase IIa trials, conducted under Pharmos’s guidance. The companies hope for a market of hundreds of millions of dollars, maybe even a blockbuster.

So who is Lloyd Miller? Last February, Aviv didn’t know him either. On February 9, Miller first filed an SC13D report with the US Securities and Exchange Commission (SEC), stating that he had acquired 7.9% of Pharmos. With this purchase, he became the largest shareholder in the company. Aviv owns 2.3%, and no other shareholder owns more than 5%. Investment institutions have lost interest in the company and sold their holdings, and its current value has not attracted new blood, in the form of institutions willing to take a risk.

Pharmos president and COO Alan Rubino met Miller, and tried to understand his plans, but Miller apparently said nothing. In March, Miller announced that he now owned 8.4% of the company; in other words, he was amassing shares. The SC13D form states, “Miller is an advisor to the trustee of Trust A-4.” As far as we can tell, this is family money for which he is the trustee.

Miller’s SC13D from March states that he planned to oppose Pharmos’s merger with Vela, announced a few days previously. Rubino was again dispatched to talk with Miller, and again got the impression that, except for the acquisition, Miller had no plans to do anything.

Meanwhile, Miller continued to amass Pharmos shares. He can reach a maximum of 15% of the company’s share capital, because if he buys more, Pharmos’s board can activate a poison pill created in October 2002.

Miller has not sat by silently. On Friday, he exercised his threat, sending to the SEC a proxy on his behalf and on behalf of two other Pharmos shareholders; Dr. Raymond McKee and Dr. Gerard Soula. The three men own 9.1% of the company altogether (1.74 million shares); in other words McKee and Soula own 0.7%. The three men joined forces to create a bloc that calls itself “the committee for new leadership”, a name that clearly defines the agenda they want to dictate for Pharmos. They are urging shareholders to block the acquisition of Vela at Pharmos’s next general shareholders meeting, scheduled for the summer, because the three men do not care for this acquisition. They also want to be appointed directors, replacing three current directors, including Aviv, because “the service of the current directors is characterized by cash burning and a dramatic fall in the share price.”

“The acquisition has a devastating impact”

Factually, regardless of whether Miller is right or not, Vela’s condition is far from excellent. On March 15, the company’s auditor, Ernst & Young, reported that the company had an operating loss, a huge cumulative deficit, negative shareholders’ equity, and a negative cash flow from current operations. Under these circumstances, Ernst & Young doubted Vela’s ability to survive as a going concern. A merger with Pharmos is Vela’s lifeline. Vela lost $9 million in 2005, and burned $9.7 million cash. If the merger goes ahead, Vela shareholders JP Morgan Partners LLC will get 16.3% of Pharmos, Venrock Associates will get 7.5%, and New Enterprise Associates will get 11%.

Miller and his associates claim that Vela shareholders, especially the three mentioned above, will benefit at the expense of Pharmos shareholders, since Pharmos will probably issue up to 19. 5 million shares for them, which will greatly dilute the holdings of the company’s existing shareholders. Given Vela’s weak financial performance and balance sheet, Miller and his associates claim that the new Pharmos - including Vela - will suffer from an even faster and heavier cash burn rate, which is unquestionably bad for shareholders. They claim that Vela failed to raise additional capital on its own, until the arrival of Pharmos.

Miller and his associates also assert that Vela’s shareholders will own 37% of Pharmos, and if Pharmos issues new shares on the basis of achieving certain milestones, Vela’s shareholders will own over half of Pharmos - i.e. they will gain control.

Miller and his associates claim, “Not only has Pharmos’s board saved Vela from severe financial distress, but by doing so it jeopardizes your investment in the company. We’re fed up standing aside and watching the share price fall under the leadership of the current board. It’s time for change; just look at the share graph (which is appended). This deal needlessly dilutes current shareholders, and the acquisition of Vela has a devastating impact on Pharmos’ current shareholders.”

Unfortunately for Aviv, he and Mony Ben-Dor and Dr. Abraham Sartani were supposed to be reelected to Pharmos’s board at the next general shareholders meeting. However, Miller wants these three seats for himself and his two associates. They promise to cut Pharmos’s cash burn rate, sign cooperation agreements with other companies, and increase value for shareholders.

Miller, 52, is an investment advisor, who has been a member of the Chicago Mercantile Exchange (NYSE:CME) and its stock market. He is currently a director on the boards of several companies, none of which, as far as I can see, is a pharmaceutical or biotechnology company. McKee, 59, the second member of Miller’s trio, was appointed Pharmos VP business development in 2000, and was VP investor relations and business development between 2004 and March 2006, when he was fired. He previously served as VP at Collguard Biopharmaceuticals Ltd.

Soula, 61, the third member of Miller’s trio, was a co-founder of Flamel Technologies SA (Nasdaq:FLML), a drug development company that specializes in polymer chemistry, and which was the second French company to be listed on Nasdaq. The company has a market cap of $455 million

Miller and his associates estimate that they have spent $320,000 in their proxy fight at Pharmos, and are prepared to spend another $155,000. They say they intend for the company to repay these expenses.

“Miller has a fixation”

What does Aviv have to say? On Saturday night, he sounded hurt and taken aback. “Miller said he wouldn’t do anything, and suddenly he has filed documents with the SEC. Although I don’t know the third partner, Soula, it’s clear to me that if this group includes McKee, whom I know very well, they’re not seeking a takeover. Miller, as far as we’re aware, has no management experience, and certainly not in the life sciences. His game is to buy shares whose market price is less than their cash value, but there’s a difference between a technology and a company of our kind. The deal with Vela is excellent, but we’re seeing him throw mud in all directions, and his claims are superficial. We’re still studying the material, and I already feel that now I’ve said too much, but it’s clear to us that Pharmos has something to offer its shareholders, much more than Miller can offer to win support.”

“Globes”: Miller claims that you’re giving away control of Pharmos.

Aviv: We’ve taken great care not to surrender control. First of all, we appoint three of Pharmos’s nine directors, and we’re giving about a third of shares over 18 months. As for the additional 8 million shares, I’d be pleased to give them to the shareholders if they meet the milestones. Inshallah, we’ll get there, because then we’ll know that the drugs are successful. So what’s Miller talking about? I now have no other way to buy a drug, and in this case we’ve made a special blend of cash and shares. In our opinion, we’ve got an excellent asset here. What’s he worried about? That we’ll lose control? He says the shares are cheap, so shareholders’ stakes will be diluted. At least on that I agree with him, the shares are cheap.

“We think that the deal with Vela is exceptional. I met analysts and investors, all of whom asked me how I closed this deal. I know first hand that Vela had a chance to get money from another source, but they preferred to go with us. They were impressed by what we have to offer, and by our professional management. Everyone feels that this is precisely what we were waiting for, and only Miller has this fixation that this is a bad deal.”

As a practical matter, what will you do?

“I was never involved in such a proxy fight, so I’ll have to learn about it, but I am so sure that what we did was right that I’ll find the ways to get this message to the public. If investors think that this was a mistake and prefer Miller, and good luck to them. Please just note the group he’s formed, especially McKee, whom I’m certain wants to exact revenge on Pharmos. I don’t think that these are men from whom advice should be taken. Nonetheless, I’m not downplaying this story, but treating it seriously.”

How did Miller become Pharmos’s largest shareholder, with you in second place?

“That’s one of the big problems. We don’t have enough investment institutions, which skews the distribution and gives Miller great weight.”

“They’ve unjustifiably jumped on us”

Last week, “Globes” met Aviv to get an impression about developments at Pharmos, before he knew about the blow-up with Miller. Pharmos now rests on three legs. The first is in-house development of synthetic cannabinoid compounds. The most advanced product in this group is Cannabinor for the treatment of pain, which will begin Phase II clinical trials in a few weeks. Pharmos is also examining the development of synthetic cannabinoid compounds for the treatment of rheumatoid arthritis, multiple sclerosis, and autoimmune system failure.

“There are several kinds of pain,” says Aviv in explaining Cannabinor’s expected uniqueness. “One is acute pain, such as when you’re stabbed or in surgery. The second is neuropathic pain, which lasts for a long time. Another pain is inflammatory, which is linked to inflammations, and can be either acute or neuropathic. The pain market is large - half the population suffers from pain for which there is no relief. Some treatments have severe side effects, such as a sharp drop in blood pressure. In acute pain trials, we’ll test through an examination after wisdom tooth surgery. We’ll test 100 patients, although acute pain isn’t our direction. We’ll go in the direction of neuropathic pain, which we’ll begin studying on 30 healthy volunteers in a few weeks. We create pain by exposing them to capsaicin, found in chili peppers. In this way, we’ll examine Cannabinor’s treatment window.”

Pharmos’s second leg is Vela, although its growth now seems more problematic. The third leg is in the direction of licensing of nanoemulsion, announced last year. Nanoemulsion is a nanotechnology mechanism of focused drug delivery using a special formula that Pharmos claims can deliver drugs directly to the desired tissue.

Aviv says, “The risk levels here are lower than for drugs, and the time-to-market is shorter. For drugs, time-to-market is five to six years, where it’s three years for nanoemulsion, and at lower cost.”

Pharmos has other technologies of this kind, such as a method of preventing drug delivery to the brain through chemical medication. “We now know we have to reduce Pharmos’s risk by diversification,” says Aviv.

This is news to you? After all, it’s obvious you should reduce risk.

“It’s not new conceptually, but we didn’t have the means to this before, so it’s new in a practical manner. We knew this even before the failure of dexanabinol, we just couldn’t do it. We examined dozens of acquisition opportunities before reaching Vela through RBC, and its Israeli partner Tamir Fishman & Co., but most of the opportunities fell through. If the product was undergoing Phase I clinical trials, it was too undeveloped, and wouldn’t help us to know if the product had a chance. If it was undergoing Phase II, it wasn’t always enough.

“We met with a great many companies, including Israeli ones, which claimed they had good clinical data, but it wasn’t the case. We also examined companies in the Phase III stage, but their asking prices were astronomical. Vela had very good results for its trials on irritated bowel syndrome, which will have a $7.3 billion market in 2015. We naturally don’t expect such a volume, but it’s an indication.”

What will your costs be if all goes according to plan?

“Phase IIb clinical trials will take us 24 months, and we’ll invest $12-15 million. Phase III clinical trials will take about the same amount of time, and will require $40 million. We plan that Phase II will be big enough to effectively serve as a kind of Phase III1 trial, but we haven’t yet settled this.”

The market sees assets and company management at zero values.

“True, and I really don’t understand the market’s rationale. We were a disappointment, investors were burned, and talk badly about Pharmos, but more sophisticated investors are more positive. We hope to soon add value to the company from our new directions. The acquisition of Vela and progress in clinical trials for Cannabinor and in other areas will help investors realize this.”

Dexanabinol damaged your reputation. Have you thought of quitting?

“We provided no guarantees, that’s certainly true, but the attack on us seems unjustified. We made a real professional and honest effort, and I was hurt by the attack on me. But I’m strong enough to withstand it. After all, it would have been the easiest thing for me to say, ‘I tried, it failed, good-bye.’ How many more drugs will I be able to develop in my lifetime? Quite a few of my colleagues in the US told me, ‘What do you need this for? Sell your business, get some money, and leave.’ I could make a living, I believe, even without this. But I insisted that that Pharmos’s amazing abilities would move on to the next generations. I still hope that we’ll do this, and build an international company. I don’t want to say how long it will take, but you see, I haven’t retreated into my shell. In any case, I’m sure that I wouldn’t change my career even if I were 30 years younger.”

Published by Globes [online], Israel business news - www.globes.co.il - on May 29, 2006

http://www.globes.co.il/serveen/globes/DocView.asp?did=1000097102&fid=980

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